Exhibit 99.1



NEWS


For Release     Immediate
Contacts        (News Media) Jim Rosensteele, Corporate
                     Communications 317.817.6363
                (Investors) Scott Galovic, Investor Relations 317.817.3228


        Conseco Completes Transfer of Senior Health Insurance Company of
                       Pennsylvania to Independent Trust

Carmel, Ind. November 12, 2008 - Conseco, Inc. (NYSE: CNO) announced today that it completed the previously announced transfer of Senior Health Insurance Company of Pennsylvania, formerly known as Conseco Senior Health Insurance Company ("Senior Health"), to Senior Health Care Oversight Trust, an independent trust (the "Trust"). In connection with the completion of the transfer, Conseco contributed $175 million to the capital of Senior Health and the Trust, as follows:

     o A 6% Senior Note due 2013 in the principal amount of $125 million, the principal of which is payable in five equal annual installments.

     o A contribution of $11 million to the Trust to provide working capital and to fund future operating expenses of the Trust.

     o Cash and cash equivalents of $39 million, including a ceding commission of $35.7 million paid by Conseco Life Insurance Company, in connection with the assignment by Senior Health of its non-long term care business to Conseco Life Insurance Company.

The transaction was subject to approval by the Pennsylvania Insurance Department, which issued its order approving the transfer of ownership earlier today.

"The completion of this transfer and the formation of the independent trust is a balanced solution for all of Conseco's constituents and Senior Health's long-term care policyholders," Conseco CEO Jim Prieur said. "The trust will operate Senior Health for the exclusive benefit of the policyholders, without a profit motive, and will be governed by a highly qualified board of trustees under the oversight of the Pennsylvania Insurance Department. In addition, we expect that Conseco will benefit from both reduced earnings volatility and better allocation of management resources on its core businesses going forward."

As previously announced, Conseco expects to record accounting charges of approximately $1.1 billion related to the transaction, of which $503.7 million was recognized in the second quarter of 2008, $155.0 million was recognized in the third quarter of 2008, and approximately $400 million is expected to be recognized in the fourth quarter of 2008.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.


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Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance our existing indebtedness; (ii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iv) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the effective date of our emergence from bankruptcy; (v) the recoverability of our deferred tax asset and the effect of potential tax rate changes on its value; (vi) changes in accounting principles and the interpretation thereof; (vii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (viii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges);
(ix) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (x) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xi) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xiii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xvi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xvii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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